EXHIBIT 10.52
FIRST AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into this 8th day of May, 2006, by and between MasTec, Inc., a Florida corporation (“MasTec”), the Subsidiaries of MasTec identified on the signature pages hereto (together with MasTec, hereinafter collectively referred to as the “Borrowers”), the financial institutions party from time to time to the Loan Agreement (as hereinafter defined) (the “Lenders”) and BANK OF AMERICA, N.A., a national bank in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, “Agent”).
Recitals:
     Agent, Lenders and Borrowers are parties to a certain Amended and Restated Loan and Security Agreement dated May 10, 2005 (as amended and in effect on the date hereof, the “Loan Agreement”), pursuant to which Lenders have made certain revolving credit loans and letter of credit accommodations to or for the benefit of Borrowers.
     Based on Borrowers’ improved financial position following its 2005 performance, 2006 follow-on equity offering and repayment of $75,000,000 of long-term debt, all as reported by Borrowers in its public filings, Borrowers have requested that Agent and Lenders amend the Loan Agreement to, among other things, provide improved pricing and business terms to Borrower. Agent and Lenders are willing to do so, on the terms and subject to the conditions set forth in this Amendment.
     NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.
     2. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:
          a. By deleting the definition of “Rentals” in its entirety from Section 1.1 of the Loan Agreement, and by deleting the definitions of “Adjusted EBITDA,” “Applicable Margin,” “DirecTV Concentration Percentage,” “Eligible Unbilled Accounts,” “Fixed Asset Formula Amount,” “Permitted Acquisition,” “Permitted Contingent Obligations,” “Permitted Purchase Money Debt” and “Verizon Concentration Percentage” in their entireties from Section 1.1 of the Loan Agreement and by inserting the following in lieu thereof:

     Adjusted EBITDA — for any fiscal period of Borrowers and their Subsidiaries, an amount equal to the sum for such period of (i) Adjusted Net Earnings, plus (ii) provision for taxes based on income and for state or provincial franchise taxes, to the extent deducted in the calculation of Adjusted Net Earnings for such fiscal period, plus (iii) interest expense, to the extent deducted in the calculation of Adjusted Net Earnings for such fiscal period, plus (iv) depreciation and amortization, to the extent deducted in the calculation of Adjusted Net Earnings for such fiscal period, plus (v) purchase accounting adjustments that are as required by FASB 141 and 142 for such fiscal period, plus (vi) non-cash charges (including inventory adjustments, lost job accruals, stock option expenses and write down of assets) from discontinued operations and other non-cash charges approved by Agent, to the extent deducted in the calculation of Adjusted Net Earnings for such period, all calculated on a Consolidated basis.
     Applicable Margin — commencing on the first day of the calendar month immediately succeeding the third Business Day (each an “Adjustment Date”) after Agent’s receipt of the applicable financial statements and corresponding Compliance Certificate for each Fiscal Quarter ending on or after March 31, 2006, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, on a quarterly basis according to the performance of Borrowers as measured by the Leverage Ratio for the immediately preceding Fiscal Quarter of Borrowers, as follows:

	Applicable	Applicable Base
Leverage Ratio	LIBOR Margin	Rate Margin
>= 4.0 to 1.00	2.25%	0.75%
>= 3.0 to l.00 but <4.0 to 1.00	2.00%	0.50%
>= 2.0 to l.00 but <3.0 to 1.00	1.75%	0.25%
>= 1.0 to l.00 but <2.0 to 1.00	1.50%	0.00%
<1.0 to 1.00	1.25%	0.00%

provided that, if during any Fiscal Quarter for which the Leverage Ratio is measured to determine the Applicable Margin as provided above, the Average Liquidity Amount is greater than $40,000,000, the Applicable Margin with respect to Revolver Loans that are Base Rate Loans and the Applicable Margin for Revolver Loans that are LIBOR Loans shall be decreased by 0.25% from the respective Applicable Margin that is otherwise applicable to that Type of Revolver Loans as set forth in the table above (but in no event shall the Applicable Margin for Base Rate Loans be less than 0.00%).

Prior to the next Adjustment Date, based the performance of Borrowers as measured by the Leverage Ratio for the Fiscal Quarter ended December 31, 2005, and after giving effect to an adjustment based on the Average Liquidity Amount in accordance with the above provisions, the Applicable Margin shall be a percentage equal to 0.25% with respect to Revolver Loans that are Base Rate Loans and 1.75% with respect to Revolver Loans that are LIBOR Loans.
Except as otherwise set forth herein, any such increase or reduction in the Applicable Margin shall be subject to receipt by Agent of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrowers setting forth the Leverage Ratio are not received by Agent by the date required pursuant to Section 10.1.3 of this Agreement, the Applicable Margin shall be determined as if the Leverage Ratio exceeds 4.0 to 1 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; provided, however, that Agent and Lenders shall be entitled to accrue and receive interest at the Default Rate to the extent authorized by Section 3.1.5 of this Agreement and, on each date that the Default Rate accrues on any Loan, the Applicable Margin on such date for such Loan shall be the Applicable Margin that would apply if the Leverage Ratio exceeded 4.0 to 1 (without regard to the actual Leverage Ratio). For the final Fiscal Quarter of any Fiscal Year of Borrowers, Borrowers may provide the unaudited financial statements of Borrowers, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, that if, upon delivery of the annual audited financial statements required to be submitted by Borrowers to Agent pursuant to Section 10.1.3(i) of this Agreement, Borrowers have not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Agent of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had been implemented based upon the audited financial statements of Borrowers for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, and (b) Borrowers shall pay to Agent, for the Pro Rata benefit of the Lenders, on the first day of the month following receipt by Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended.
     DirecTV Concentration Percentage — (a) at any time that (i) DirecTV’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is Ba2 and by S&P is BB, and (ii) Average Days Sales Outstanding on Accounts for

which DirecTV is the Account Debtor is 50 or fewer days, 40%; (b) at any time that DirecTV’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is Ba3 or by S&P is BB-, 25%; (c) at any time that DirecTV’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is B1 or by S&P is B+, 15%; (d) at any time that Average Days Sales Outstanding on Accounts for which DirecTV is the Account Debtor is more than 50 days, 15%; and (e) irrespective of the Average Days Sales Outstanding on Accounts for which DirecTV is the Account Debtor, or DirecTV’s rating, such lesser percentage as Agent may in its reasonable credit judgment determine from time to time.
     Eligible Unbilled Accounts — an amount which, when an invoice is issued with respect thereto, will be an Eligible Account, and in respect of which an invoice is issued within 30 days (or 45 days with respect to an Account Debtor principally engaged in the power distribution and transmission business or communications business) after such amount is first included as an eligible unbilled account on any Borrowing Base Certificate.
     Fixed Assets Formula Amount — on any date of determination thereof, an amount equal to the lesser of (A) $50,000,000, or (B) 80% multiplied by the Net Orderly Liquidation Value of Eligible Fixed Assets; provided that the amount calculated under this clause (B) shall be reduced in an amount, as determined by Agent, equal to the aggregate amount of the fair market value or book value, whichever is more, of all Equipment that has been disposed of by Obligors (other than in accordance with Section 8.4.2(ii)) since the date that the Equipment included in the most recent Net Orderly Liquidation Value Appraisal was appraised.
     Permitted Acquisition — an Acquisition by an Obligor or any Subsidiary of an Obligor in which each of the following conditions is satisfied:
     (a) no Default or Event of Default exists before or would exist immediately after giving effect thereto;
     (b) the Acquisition is of (i) Equity Interests of any other Person organized under the laws of the United States of America or any state thereof or of Canada or any province thereof sufficient to give such Obligor or Subsidiary control of such other Person or (ii) all or substantially all of the assets of a Business Unit located in the United States or Canada, and such Person or Business Unit is engaged in a business that is substantially similar, related or incidental to the business conducted by Obligors;
     (c) the Purchase Price of such Acquisition does not exceed $100,000,000, and the cash portion of such Purchase Price does not exceed $80,000,000;
     (d) the Liquidity Amount after giving effect to such Acquisition would be not less than $30,000,000;

     (e) MasTec or the applicable Obligor has made available to Agent, not later than 14 days prior to the proposed date of such Acquisition, the results of any due diligence investigation of the target performed by or on behalf of such Obligor or its Subsidiaries, environmental assessment reports if any real property is to be acquired, copies of the Acquisition documents, and historical financial statements of the target since inception but no longer than the 3 previous years;
     (f) Agent shall have received evidence satisfactory to it that no Default of Event of Default has occurred and is continuing or would exist after giving effect to such transaction and of the Obligors’ continued compliance with the provisions of this Agreement and the other Loan Documents, including the provisions of Sections 10.1.14, 10.2.22, and, on a pro forma basis after giving effect to such Acquisition Borrowers shall have a Fixed Charge Coverage Ratio of not less than 1.10 to 1.0 for the 12 calendar month period ending on the date of the Acquisition;
     (g) to the extent financed with Debt other than Loans, such Debt is Subordinated Debt payable to the seller,
     (h) such Acquisition is not “hostile” or contested;
     (i) Agent shall have received evidence reasonably satisfactory to it demonstrating on a pro forma basis that Adjusted EBITDA (calculated by MasTec and approved by Agent as described below in this definition) of the target for the period of 12 consecutive calendar months ended nearest to the date of determination, is at least equal to the sum of interest expense and scheduled principal payments on any Debt incurred in connection with payment of the Purchase Price (including Loans);
     (j) if requested by Agent or the Required Lenders, any new Subsidiary shall have executed and delivered a Subsidiary Guaranty and a Subsidiary Security Agreement, or, at Agent’s election, a Joinder Agreement, and in either case shall have delivered or caused to be delivered as to such Subsidiary the items referred to in Sections 11.1.4, 11.1.5 and 11.1.7 and an opinion of counsel for such Subsidiary as to such matters in connection with the transactions contemplated by the Subsidiary Guaranty and Subsidiary Security Agreement or Joinder Agreement as Agent may reasonably request; and
     (k) financial statements shall have been delivered to Agent and the Lenders for the most recently completed Fiscal Quarter in compliance with the provisions of Section 10.1.3.
A determination made for purposes of this definition on a pro forma basis shall be based upon Borrowers’ actual results of operations and the actual results of operations of the target for the same period of 12 months ended prior to the date of determination, as if such Acquisition had occurred (and any related Debt had been incurred) on the first day of such 12-month period, as adjusted with the approval of Agent to reflect verifiable, adequately documented severance payments and reductions in officer and employee compensation, insurance expenses, interest expense and rental expense that will be realized effective upon completion of such Acquisition.
     Notwithstanding any provision of this Agreement to the contrary, in connection with any merger (or other distribution of the assets) of a Subsidiary that is not an Obligor with and into (or to) an Obligor, or any Acquisition by an Obligor, whether by purchase of stock, merger, or purchase of assets, and whether in a single transaction or series of related transactions, Agent shall have the right to determine in its reasonable credit judgment (based on standards and methodologies similar to those applied to Borrowers’ then existing Accounts and Equipment to the extent that the Accounts and Equipment so acquired are similar to such then existing Accounts and Equipment), whether any Accounts or Equipment so acquired shall be included in the Borrowing Base (subject to the other applicable provisions of this Agreement). In connection with such determination, Agent may obtain, at Borrowers’ expense, such appraisals, commercial finance exams and other assessments of such Accounts and related Inventory, Equipment and Real Estate as Agent may deem desirable.
     Permitted Contingent Obligations — Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements entered into in the Ordinary Course of Business pursuant to this Agreement or with Agent’s prior written consent; (c) of any Borrower and its Subsidiaries existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; (d) incurred in the Ordinary Course of Business with respect to surety bonds, appeal bonds, performance bonds and other similar obligations; (e) arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies; (f) with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under Section 8.4.2 of this Agreement; (g) consisting of reimbursement obligations from time to time owing by any Borrower to an Issuing Bank with respect to Letters of Credit (but in no event to include reimbursement obligations at any time owing by a Borrower to any other Person that may issue letters of credit for the account of Borrowers); (h) of MasTec arising from any guaranty, indemnity or other assurance of payment or performance of any equipment lease for which any other Obligor is the primary obligor; and (i) other than those Contingent Obligations described in the foregoing clauses of this definition, not exceeding $1,000,000 in the aggregate at any time.

     Permitted Purchase Money Debt — Purchase Money Debt of Borrowers and their Subsidiaries that is secured by no Lien or only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $30,000,000 and the incurrence of such Purchase Money Debt does not violate any limitation in the Loan Documents regarding Capital Expenditures. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.
     Verizon Concentration Percentage — (a) at any time that Verizon’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is Baa3 or higher and by S&P BBB- or higher, 40%; or (b) at any time that Verizon’s corporate credit rating or senior debt rating (secured or unsecured) by Moody’s is lower than Baa3 or by S&P is lower than BBB-, 15%; or (c) irrespective of Verizon’s rating, such lesser percentage as Agent may in its reasonable credit judgment determine from time to time.
          b. By deleting Section 10.2.1 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:
     10.2.1. Fundamental Changes. (i) Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except that (a) any Obligor or any Subsidiary of an Obligor may merge or amalgamate with an Obligor (provided that an Obligor is the surviving or continuing entity of such merger or amalgamation); (b) any Obligor or Subsidiary of an Obligor may liquidate, wind up or dissolve itself (provided that all of its Property is distributed to an Obligor upon the effectiveness of such liquidation, winding up or dissolution and Agent’s Liens in all Property of the liquidated, wound up or dissolved entity continue in uninterrupted effect with the same priority as prior to such liquidation, winding up or dissolution); and (c) the Property or Equity Interests of any Obligor or any Subsidiary of an Obligor may be purchased or otherwise acquired by any Obligor (provided that Agent’s Liens in all Property or Equity Interests so purchased or acquired continue in uninterrupted effect with the same priority as prior to such purchase or acquisition). Nothing herein shall authorize any merger, consolidation or amalgamation or purchase of assets or Equity Interests if, after giving effect thereto, any Property of an Obligor would be subject to a Lien that is not a Permitted Lien; or
(ii) change an Obligor’s name or conduct business under any new fictitious name; or change an Obligor’s FEIN, organizational identification number or state of organization unless, in each such case, Borrowers shall have given at least 30 days prior notice to Agent and shall have taken such action as Agent may reasonably request to maintain the perfection and priority of any Liens of Agent that would otherwise be affected thereby.
          c. By deleting Section 10.2.3 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:
10.2.3. Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt, except:
     (i) the Obligations;
     (ii) Subordinated Notes;
     (iii) accounts payable by such Borrower or a Subsidiary to trade creditors that are not aged more than 90 days from billing date or more than 30 days from the due date, in each case incurred in the Ordinary Course of Business and paid within such time period, unless the same are being Properly Contested or are paid in accordance with Borrowers’ customary payment practices and are not in default;
     (iv) Debt for rental payments under operating leases incurred in the Ordinary Course of Business of such Borrower or Subsidiary and not secured by a Lien (unless such Lien is a Permitted Lien);
     (v) Permitted Purchase Money Debt;
     (vi) Debt for accrued payroll, Taxes and other operating expenses (other than for Money Borrowed) incurred in the Ordinary Course of Business of such Borrower or such Subsidiary, including Cash Management Obligations, in each case so long as payment thereof is not past due and payable unless, in the case of Taxes only, such Taxes are being Properly Contested;
     (vii) Debt for Money Borrowed by such Obligor (other than the Obligations, Permitted Purchase Money Debt and Subordinated Debt permitted herein), but only to the extent that such Debt is outstanding on the date of this Agreement, as described on Schedule 10.2.3 and is not to be satisfied on or about the Closing Date from the proceeds of the initial Loans;
     (viii) Permitted Contingent Obligations;
     (ix) Debt of any Person that is in existence at the time that it becomes or is consolidated into or merged with a Subsidiary of such Borrower in a Permitted Acquisition or that is secured by any fixed asset acquired by any Borrower or any Subsidiary at the time of any Permitted Acquisition, provided that such Debt is not incurred in contemplation of such Person becoming a Subsidiary or such acquisition of such asset by any Borrower or any of its Subsidiaries, as the case may be;
     (x) Debt that is not included in any of the preceding paragraphs of this Section 10.2.3, is not secured by a Lien (unless such Lien is a Permitted Lien) and provided that the sum of the aggregate amount of such Debt plus the aggregate amount of Permitted Purchase Money Debt plus the aggregate amount of Debt described in clause (ix) of this Section does not exceed at any time $30,000,000 as to all Obligors and all of their Subsidiaries, and provided further that, in no event shall the aggregate amount of all such Debt exceed the maximum aggregate amount of Debt that any of the Obligors are permitted to incur under the Indenture; and
     (xi) Refinancing Debt so long as each of the Refinancing Conditions is met.
None of the provisions of this Section 10.2.3 that authorize any Obligor to incur any Debt shall be deemed to (A) override, modify or waive any of the provisions of Section 10.3, which shall constitute an independent and separate covenant and obligation of each Borrower, or (B) permit any Obligor to incur any Debt in violation of any provision of the Indenture.
          d. By deleting Section 10.2.9 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:
     10.2.9. Capital Expenditures. Make Capital Expenditures (including expenditures by way of capitalized leases) which in the aggregate, as to all Borrowers and their Subsidiaries, exceed $40,000,000 during 2006 Fiscal Year or during any Fiscal Year thereafter.
          e. By deleting Section 10.3 of the Loan Agreement in its entirety and by substituting the following in lieu thereof:
     10.3. Financial Covenant. For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, Borrowers covenant that, if Availability falls below $20,000,000 on any date, then Borrowers (a) shall immediately demonstrate a Fixed Charge Coverage Ratio of at least 1.10 to 1.0, calculated for the immediately preceding 12 calendar months for which financial statements and the corresponding Compliance Certificate have been received by Agent in accordance with Section 10.1.3 prior to such date, and (b) thereafter, until such time as Availability is greater than or equal to $20,000,000 for 90 consecutive days, maintain a Fixed Charge Coverage Ratio of at least 1.10 to 1.0, calculated as of the last day of each month for the immediately preceding 12 calendar months for which financial statements and the corresponding Compliance Certificate have been received by Agent in accordance with Section 10.1.3 prior to each date of determination thereof. Borrowers shall include in each Compliance Certificate a calculation of the Fixed Charge Coverage Ratio, whether or not Borrowers are required under this Section to maintain a minimum Fixed Charge Coverage Ratio at the date of, or with respect to the period covered by, the Compliance Certificate.
          f. By deleting the Schedules to the Loan Agreement in their entireties and by substituting in lieu thereof the revised Schedules attached hereto.
     3. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.
     4. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and Liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and Liens, subject only to Permitted Liens; and, as of the close on business on May 3, 2006,the unpaid principal amount of the Revolver Loans totaled $0, and the face amount of outstanding Letters of Credit totaled $63,945,498.74.
     5. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite entity action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by Borrowers in the Loan Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Amendment and to the revised Schedules to the Loan Agreement delivered herewith.
     6. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.
     7. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.
     8. Conditions Precedent. The amendments contained in Section 2 of this Amendment shall become effective as of the date hereof, in each case on the date, in each case on the date on which Agent shall have received, on or before May 8, 2005: the following documents, each of which shall be satisfactory in form and substance to Agent and in sufficient copies for each Lender:

          a. this Amendment duly executed and delivered by the Borrowers, the Lenders and Agent and the Consent and Reaffirmation of Guarantors, duly executed and delivered by the Guarantors; and
          b. a certificate of the secretary or assistant secretary of each Obligor having attached thereto the articles or certificate of incorporation and bylaws of such Obligor (or containing the certification of such secretary or assistant secretary that no amendment or modification of such articles or certificate of incorporation or bylaws has become effective since May 10, 2005), and certifying all entity action, including shareholders’ or members’ approval, if necessary, has been taken by such Obligor and/or its shareholders or members to authorize the execution, delivery and performance of this Amendment and the incumbency of the officers of such Obligor executing this Amendment and any other documents in connection herewith.
     9. Expenses of Agent. Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
     10. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.
     11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     12. No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.
     13. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
     14. Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

     15. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
     16. Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS: MASTEC, INC.
	By:	/s/ Stephen M. Wagman
ATTEST:		Name:	Stephen M. Wagman
/s/ Alberto de Cardenas Alberto de Cardenas, Secretary [CORPORATE SEAL]		Title:	Executive Vice President

MASTEC NORTH AMERICA AC, LLC
	By:	/s/ Stephen M. Wagman
		Name:	Stephen M. Wagman
		Title:	Executive Vice President

MASTEC TC, INC.
	By:	/s/ Stephen M. Wagman
		Name:	Stephen M. Wagman
		Title:	Executive Vice President

MASTEC FC, INC.
	By:	/s/ Stephen M. Wagman
		Name:	Stephen M. Wagman
		Title:	Executive Vice President

[Signatures continue on following page]

MASTEC CONTRACTING COMPANY, INC.
By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President

MASTEC MINNESOTA SW, LLC
By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President

MASTEC SERVICES COMPANY, INC.
By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President

MASTEC ASSET MANAGEMENT COMPANY, INC.
By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President

CHURCH & TOWER, INC.
By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President

MASTEC OF TEXAS, INC.
By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President

[Signatures continue on following page]

MASTEC NORTH AMERICA, INC.
(and as successor by merger to each of Cruz-Cell, Inc., Dresser/Areia Construction, Inc., Flaire Incorporated, MasTec Telcom & Electrical Services, Inc., Protel Ind., Inc., Upper Valley Utilities Corp., MasTec Integration Systems, Inc., MasTec Network Services, Inc., Renegade of Idaho, Inc., MasTec Real Estate Holdings, Inc., Northland Contracting, Inc., Wilde Optical Service, Inc., Church & Tower Environmental, Inc., Wilde Holding Co., Inc., and Wilde Acquisition Co., Inc.)

By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President

S.S.S. CONSTRUCTION, INC.
By:	/s/ Bryan Westerman
	Name:	Bryan Westerman
	Title:	Vice President/Secretary

[Signatures continue on following page]

LENDERS: BANK OF AMERICA, N.A., as Agent and a Lender
By:	/s/ Dennis S. Losin
Dennis S. Losin, Senior Vice President

LASALLE BUSINESS CREDIT, LLC, as a Lender
By:	/s/ Monirah J. Masud
	Name:	Monirah J. Masud
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Alex M. Council
	Name:	Alex M. Council
	Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent and a Lender
By:	/s/ William R. Doolittle
	Name:	William R. Doolittle
	Title:	Duly Authorized Signatory

CONSENT AND REAFFIRMATION
     Each of the undersigned guarantors of the Obligations at any time owing to Agent or Lenders hereby (i) acknowledges receipt of a copy of the foregoing First Amendment to Amended and Restated Loan and Security Agreement; (ii) consents to Borrowers’ execution and delivery thereof and of the other documents, instruments or agreements any Borrower agrees to execute and deliver pursuant thereto; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation in Miami, Florida, as of the date of such First Amendment to Amended and Restated Loan and Security Agreement.

GUARANTORS: PHASECOM SYSTEMS, INC.
By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President

INTEGRAL POWER & TELECOMMUNICATIONS CORPORATION, LTD.
By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President

MASTEC NORTH AMERICA AC, LLC
By:	/s/ Stephen M. Wagman
	Name:	Stephen M. Wagman
	Title:	Executive Vice President